Exhibit 10(a)


     The Company has an informal cash bonus plan pursuant to which the Human Resources Committee authorized a $50,000 bonus pool that may be paid at the discretion of the Chief Executive Officer to reward superior performance during the Fiscal 2001 by any employee of the Company other than the Chief Executive Officer.